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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported):               January 14, 2000

                        Millennium Pharmaceuticals, Inc.
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               (Exact Name of Registrant as Specified in Charter)


Delaware                             0-28494                  04-3177038
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(State or Other Jurisdiction        (Commission               (IRS Employer
      of Incorporation)             File Number)            Identification No.)


75 Sidney Street, Cambridge, Massachusetts                      02139
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(Address of Principal Executive Offices)                      (Zip Code)


(617) 679-7000
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(Registrant's telephone number, including area code)


                                 Not applicable
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          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.           OTHER EVENTS

On January 14, 2000, Millennium Pharmaceuticals Inc., a Delaware corporation ("Millennium"), issued a press release announcing the sale of $350 million of Convertible Subordinated Notes, with an additional $50 million over-allotment option, due January 15, 2007, through a Rule 144A offering to qualified institutional buyers. The Notes are convertible into Millennium common stock at a price equal to $168.28 per share, subject to adjustment in certain circumstances. The Notes bear an interest rate of 5.5 percent per annum, have a seven-year term, and can be redeemed by Millennium at any time after January 15, 2003. Pursuant to a registration rights agreement, Millennium has agreed to file a registration statement for the resale of the Notes and the common stock issuable upon conversion of the Notes within 90 days after the closing of the offering. A copy of the press release is attached.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                  AND EXHIBITS

(a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         None.



(b)      PRO FORMA FINANCIAL INFORMATION.

         None.



         (c)      EXHIBITS

         See Exhibit Index attached hereto.





                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             MILLENNIUM PHARMACEUTICALS, INC.

                             By: /s/ Kevin P. Starr
                                 Kevin P. Starr
                                 Chief Financial Officer


Date:    January 19, 2000


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                                  EXHIBIT INDEX

EXHIBIT NO.           DESCRIPTION
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99.1                  Press Release issued by Millennium on January 14, 2000



























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